                                                                    Exhibit 10.2
                                 PROMISSORY NOTE
                                 ---------------

_______                                                 Dated: December 15, 2001


                  ON THE DATE HEREOF, _____________ ("Maker") received _____________ ($_____) (the "Principal Amount") from RMH Teleservices, Inc. ("Payee"), in exchange for Maker's promise to re-pay the Principal Amount and any accruing interest thereon (the "Loan"), such promise to pay being evidenced by this Promissory Note and secured by certain shares of the Payee's Common Stock (the "Common Stock") granted to Maker pursuant to the Payee's 2001 Stock Award Plan.

                  FOR VALUE RECEIVED, Maker promises to pay to the order of Payee the Principal Amount in lawful money of the United States of America together with interest thereon at the per annum rate of three hundred and ninety seven hundredths percent (3.97%) (the "Interest Rate") on the terms and conditions hereinafter set forth.

                  1. Interest accrued with respect to the Loan shall be payable in full, annually and on the date the Principal Amount is due and payable, and the Principal Amount, to the extent not previously paid as of any relevant date, shall be payable no later than the first to occur of the following dates:

                                    (a)     November 30, 2010;

                                    (b)     The date on which any sale or other
disposition by Maker of any portion of the Common Stock occurs; provided, however, that the portion of the Principal Amount required to be paid as of such date shall be equal to the total Principal Amount, multiplied by a fraction, the numerator of which is the number of shares of Common Stock sold or otherwise disposed of on such date, and the denominator of which is the total number of shares of Common Stock transferred to Maker under the terms of the 2001 Stock Award Plan, and reduced by any portion of the Principal Amount previously repaid in excess of any portions of the Principal Amount as were required to be repaid; or

                                    (c)     The [six month] anniversary of the
date Maker resigns or leaves the employ of Payee in any other voluntary manner, or the Maker's employment is terminated for Cause as that term is defined in the Loan Agreement dated ___________, 200_, by and between Maker and Payee.

                  2. The Principal Amount and interest and all other sums due hereunder shall be payable without set-off or deduction at the offices of Payee set forth in the heading hereof or at such other place as Payee, from time to time, may designate in writing. Payments which fall on a Saturday, Sunday or any holiday on which federal banks are or may elect to be closed (a

"Non-Business Day") shall be payable on the next day which is not a Non-Business Day. Maker may, from time to time, prepay all or a portion of the principal sum and all other sums due hereunder, without penalty or premium. Prepayments shall apply first to accrued but unpaid interest and then to principal.

                   3. If any payment of interest or principal or any other payment due hereunder is not paid when due, then the amount of such payment shall, until paid, bear interest at the Interest Rate.

                   4. To secure the obligations under this Promissory Note, Maker hereby grants to Payee a security interest in, and pledges and collaterally assigns to the Payee, ___ shares of the Common Stock issued to Maker pursuant to the terms of Payee's 2001 Stock Award Plan. Maker does hereby appoint Payee as Maker's attorney, with full power of substitution, in Maker's name or that of Payee, or both, but for the use and benefit of Payee, upon and from the time after the occurrence of an Event of Default (as defined below) to sign all documents, make all filings and take all other actions which Payee deems necessary to exercise the rights with respect to the Common Stock as if the Payee were the sole owner thereof. Each of the foregoing powers of attorney, being couple with an interest, is irrevocable until all obligations under this Promissory Note have been indefeasibly paid and performed in full.

                   5. The happening of any of the following shall constitute an Event of Default hereunder:

                   (a) The failure of Maker to pay when due any payment due under the terms of this Note within ten days after notice of such failure is given by Payee to Maker; or

                   (b) The commencement of a case or the filing, whether voluntary or involuntary, with respect to Maker seeking reorganization, arrangement, adjustment or composition of or in respect of Maker under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency, reorganization or other similar law. In the case of any actions described above that are not commenced by the voluntary action of the Maker, no Event of Default shall occur if the action is dismissed or stayed within sixty (60) days thereafter.

                   6. If there shall occur an Event of Default described in Paragraph 5 hereof, Payee may at its option exercise any of the following rights and remedies:

                   (a) By written notice to Maker declare the entire unpaid balance of principal with interest accrued thereon and all sums due under this Note to be immediately due and payable, but no such notice shall be required with respect to any event specified in Paragraph 5(b), which event shall result in all such sums being immediately due and payable;

                   (b) Take immediate possession of and collect all or any part of the Common Stock securing the Loan;

                  (c) Exercise all the rights and remedies provided by law (including without limitation those provisions of the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania), in equity, or under this Note;

                  (d) Institute legal proceedings to foreclose upon and against the lien and security interest granted in this Note, to recover judgment for all amounts then due and owing and secured hereby, and to collect the same out of the Common Stock or proceeds of any sale thereof; and

         7. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Payee in order to effect the provisions of this Note. In addition, in no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash by Payee. Any such crediting or refund shall not cure or waive any default by Maker hereunder. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including, without limitation, fees and late charges, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or liquidated damages, rather than interest.

         8. No delay or omission by Payee in exercising any right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment of this Note, shall be deemed made by Payee unless in writing and duly signed by Payee. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Payee, and no single or partial exercise of any right or remedy under this Note shall preclude any other or further exercise thereof or any other right or remedy.

         9. Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

         10. Maker will reimburse Payee, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Note or any guaranty hereof or with respect to any litigation or controversy arising from this Note or such guaranty (including, without limitation, attorneys' fees) whether or not suit is actually instituted.

         11. Notwithstanding anything to the contrary contained here, in the event Maker's employment with the Payee is terminated by the Payee without Cause, Maker shall have no further obligations to make any payments otherwise required under the terms of this Note, and Payee shall cease to have any security interest in the Common Stock.

         12. Maker agrees that this Note shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania applicable to contracts wholly performed within such jurisdiction.

         IN WITNESS WHEREOF, the undersigned has executed this Note the day and year first above written.

                                     ________________________________
                                               [employee]

                               Schedule of Terms
                               -----------------

Exhibit 10.2 of Item 6(a) of Part II of this Quarterly Report on Form 10-Q is a form of promissory note (the "Note") dated December 15, 2001 from certain employees of the Company payable to the Company. Each of the following officers of the Company entered into such a Note in the amount set forth opposite such officers name and each officer is defined as the "Maker" for the purposes of such officer's respective Note:


             Officer                Amount
             -------                ------

      1.     John Fellows           $179,434

      2.     J. Scot Brunke         $ 89,717

      3.     Robert Berwanger       $ 89,717

      4.     Paul Little            $ 89,717

      5.     Paul Burkitt           $ 89,717

      6.     Michael Scharff        $ 89,717